                                Exhibit (4)(b)

                           Form of Group Certificate
                        for the Access Variable Annuity

     [LOGO OF PFL LIFE]

     PFL Life Insurance Company

     A Stock Company
     Home Office located at: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499
     (Hereafter called the Company, we, our or us)                (319) 398-8511


                           ANNUITANT: JEROME R SIEGEL

                      CERTIFICATE OWNER(S): PAINEWEBBER FBO

                         CERTIFICATE NUMBER: 07-109740

                       CERTIFICATE DATE: October 23, 1995


                                    WE AGREE

 .    To provide annuity payments as set forth in Section 10 of this Certificate,

 .    Or to pay withdrawal benefits in accordance with Section 5 of this
     Certificate,

 .    Or to pay death proceeds in accordance with Section 9 of this Certificate.

Withdrawals, transfers and amounts applied to a Payment Option may be subject to an Excess Interest Adjustment in accordance with Sections 5, 8, and 10, respectively, of this Certificate.

These agreements are subject to the provisions of this Certificate. This Certificate is issued in consideration of the enrollment form, or information provided in lieu thereof, and payment of the premiums as provided.

This Certificate may be applied for and issued to qualify as a tax-qualified annuity under the applicable sections of the Internal Revenue Code.

                             20 DAY RIGHT TO CANCEL

You may cancel this Certificate by delivering or mailing a written notice to us. You must return this Certificate before midnight of the 20th day after the day you receive it Notice given by mail and return of this Certificate by mail are effective on being postmarked, properly addressed and postage prepaid.

We will pay you an amount equal to the sum of:

 .    the premiums paid; and

 .    the accumulated gains or losses, if any, in the Separate Account(s) on the date of cancellation; unless otherwise required by law.


                       Signed for us at our home office.


       /S/ Craig D. Vermie                 /S/ William L. Busler

           SECRETARY                            PRESIDENT
                         READ YOUR CERTIFICATE CAREFULLY

               Group Flexible Premium Variable Annuity Certificate
                   Income Payable At Annuity Commencement Date
            Benefits Based On The Performance Of The Separate Account
Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and 10C)
                     AV432 101 114 199 CRT Non-Participating

                                    SECTION 1
                                   DEFINITIONS

ADJUSTED POLICY VALUE

The Policy Value increased or decreased by any Excess Interest Adjustment

ANNUITANT

The Participant to whom annuity payments will be made, unless another payee is named.

ANNUITY COMMENCEMENT DATE

Date the Annuitant will begin receiving payments from this annuity, which may not be later than the last day of the Certificate month starting after the Annuitant attains age 85, except as expressly allowed by us, but in no event later than the last day of the month following the month in which the Annuitant attains age 95.

CASH VALUE

Amount defined in Section 5, that can be withdrawn if this annuity Certificate is surrendered.

CERTIFICATE

The document issued under the Group Contract to the eligible Participants who apply for coverage. The Certificate is not a part of the Group Contract


CERTIFICATE ANNIVERSARY

The anniversary of the Certificate Date for each year this Certificate remains in force.

CERTIFICATE DATE

The date shown on page 3 of this Certificate and the date on which this Certificate becomes effective.

CERTIFICATE OWNER

The owner of the annuity Certificate. Unless otherwise specified on the Certificate Data page, the Annuitant and the Certificate Owner shall be one and the same person.

CERTIFICATE YEAR

The 12 month periods following the Certificate Date shown on the Certificate Data page. The first Certificate Year starts on the Certificate Date. Each subsequent year starts on the anniversary of the Certificate Date.

DISTRIBUTION

A withdrawal or disbursement of funds from the Policy Value or Cash Value.

GROUP CONTRACT

The Contract issued to the Group Contract Owner, under which Certificates are issued to eligible Participants.


GROUP CONTRACT OWNER

The entity, as shown on the Certificate Data Page, which applies for the Group Contract

INVESTMENT OPTIONS

Any of the Guaranteed Period Options of the Fixed Account, the Dollar Cost Averaging Fixed Account Option, and any of the Subaccounts of the Separate Account(s).

PARTICIPANT

A person who makes premium payments or for whom premium payments are made under the Group Contract

PAYEE

The person to whom annuity payments will be made.

PAYMENT OPTIONS

Options through which the distribution of the Adjusted Policy Value can be directed.

POLICY VALUE

The amount (defined in Section 4) applicable under the Certificate that can be used to fund one of the Payment Options.

SEPARATE ACCOUNT

The separate investment account(s) established by us, as described in Section 6.

SUBACCOUNT

A division of a Separate Account, as described in Section 6.

SURRENDER

A partial or full withdrawal of funds from the Policy Value or Cash Value.

WITHDRAWAL

A distribution of funds from the Policy Value or Cash Value.

YIELD

The effective annual interest rate applicable to the Fixed Account.

YOU,YOUR

The owner of this Certificate. Unless otherwise specified on the Certificate Data Page, the Annuitant and the Certificate Owner shall be one and the same person.

                          SECTION 2 - CERTIFICATE DATA

GROUP CONTRACT NUMBER: PV0005      GROUP CONTRACT OWNER:  SECURITIES CUSTOMERS
                                                          DRL INSURANCE TRUST II

CERTIFICATE NUMBER: 07-109740                     ANNUITANT: JEROME R. SIEGEL

INITIAL PREMIUM                                   ISSUE AGE/SEX:  35/male
PAYMENT: $25,000.00

CERTIFICATE DATE: October 23, 1995                CERTIFICATE
                                                  OWNER(S): PAINEWEBBER FBO


ANNUITY
COMMENCEMENT
DATE:  February 14, 2021

Premium Enhancement Percentage on Initial Premium Payment  None

SEPARATE ACCOUNT(S):  PFL Life Variable Annuity Account D

DCA SUBACCOUNT(S):       Money Market Portfolio, U.S. Government Securities
                         Portfolio

PREMIUM PAYMENT MINIMUMS

Initial Premium Payment, Nonqualified:       $25,000
Initial Premium Payment*, Qualified:
     *Waived for 403(b) annuities            $25,000

Subsequent Premium Payments:                  $50.00



Before the Annuity Commencement Date:  Mortality and Expense Risk Fee and
                                       Administrative Charge:              1.70%
                                       Distribution Financing Charge:        00%
                                        Number of Certificate Years that
                                        the charge is deducted:               0

After the Annuity Commencement Date:   Mortality and Expense Risk Fee
                                       and Administrative Charge:          1.70%

SERVICE CHARGE: $30
FIXED ACCOUNT GUARANTEED MINIMUM EFFECTIVE ANNUAL INTEREST RATE: 3%

SURRENDER CHARGE:  None

                        SECTION 2 - CONTRACT DATA - CONT




SCHEDULE OF ADDITIONAL BENEFITS:
Form No.                       Additional Benefit(s)
AE 1074 199                    Service Charge Waiver
AE 1061 199                    Guaranteed Minimum Death Benefit
AE 1069 199                    Lump Sum Partial Withdrawal Option
AE 1065 199                    Systematic Payout Option
RGMI 4 499(CRT)                Guaranteed Minimum Income Benefit Ride


                                   Page 3(A)

                          SECTION 2 - CERTIFICATE DATA

GROUP CONTRACT NUMBER: PV0005    GROUP CONTRACT OWNER:    SECURITIES CUSTOMERS
                                                          DRL INSURANCE TRUST II

CERTIFICATE NUMBER: 07-109740                       ANNUITANT: JEROME R. SIEGEL

INITIAL PREMIUM                                     ISSUE AGE/SEX:
PAYMENT: $25,000.00

CERTIFICATE DATE: October 23, 1995                  CERTIFICATE
                                                    OWNER(S): PAINEWEBBER FBO


ANNUITY
COMMENCEMENT
DATE:   February 14, 2021

Premium Enhancement Percentage on Initial Premium Payment                None

SEPARATE ACCOUNT(S):     PFL Life Variable Annuity Account D

DCA SUBACCOUNT(S):       Money Market Portfolio, U.S. Government Securities
                         Portfolio

PREMIUM PAYMENT MINIMUMS

Initial Premium Payment, Nonqualified:            $25,000
Initial Premium Payment*, Qualified:
     *Waived for 403(b) annuities                 $25,000

Subsequent Premium Payments:                      $50.00



Before the Annuity Commencement Date:     Mortality and Expense Risk Fee
                                          and Administrative Charge:       1.85%
                                          Distribution Financing Charge:     00%
                                           Number of Certificate Years
                                           that the charge is deducted:       0

After the Annuity Commencement Date:      Mortality and Expense Risk Fee
                                          and Administrative Charge:       1.70%


SERVICE CHARGE: $30
FIXED ACCOUNT GUARANTEED MINIMUM EFFECTIVE ANNUAL INTEREST RATE: 3%

SURRENDER CHARGE:        None

                        SECTION 2 - CONTRACT DATA - CONT




SCHEDULE OF ADDITIONAL BENEFITS:
Form No.                              Additional Benefit(s)
AE 1074 199                           Service Charge Waiver
AE 1062 199                           Guaranteed Minimum Death Benefit
AE 1069 199                           Lump Sum Partial Withdrawal Option
AE 1065 199                           Systematic Payout Option
RGMI 4 499(CRT)                       Guaranteed Minimum Income Benefit Ride




                                   Page 3(A)

                          SECTION 2 - CERTIFICATE DATA

GROUP CONTRACT NUMBER: PV0005    GROUP CONTRACT OWNER:    SECURITIES CUSTOMERS
                                                          DRL INSURANCE TRUST II

CERTIFICATE NUMBER: 07-109740                       ANNUITANT: JEROME R. SIEGEL

INITIAL PREMIUM                                     ISSUE AGE/SEX:
PAYMENT: $25,000.00

CERTIFICATE DATE: October 23, 1995                  CERTIFICATE
                                                    OWNER(S): PAINEWEBBER FBO


ANNUITY
COMMENCEMENT
DATE:   February 14, 2021

Premium Enhancement Percentage on Initial Premium Payment                None

SEPARATE ACCOUNT(S):     PFL Life Variable Annuity Account D

DCA SUBACCOUNT(S):       Money Market Portfolio, U.S. Government Securities
                         Portfolio

PREMIUM PAYMENT MINIMUMS

Initial Premium Payment, Nonqualified:            $25,000
Initial Premium Payment*, Qualified:
     *Waived for 403(b) annuities                 $25,000

Subsequent Premium Payments:                      $50.00



Before the Annuity Commencement Date:     Mortality and Expense Risk Fee
                                          and Administrative Charge:       1.85%
                                          Distribution Financing Charge:     00%
                                           Number of Certificate Years
                                           that the charge is deducted:       0


After the Annuity Commencement Date:      Mortality and Expense Risk Fee
                                          and Administrative Charge:       1.70%


SERVICE CHARGE: $30
FIXED ACCOUNT GUARANTEED MINIMUM EFFECTIVE ANNUAL INTEREST RATE: 3%

SURRENDER CHARGE:        None

                        SECTION 2 - CONTRACT DATA - CONT




SCHEDULE OF ADDITIONAL BENEFITS:
Form No.                              Additional Benefit(s)
AE 1074 199                           Service Charge Waiver
AE 1063 199                           Guaranteed Minimum Death Benefit
AE 1069 199                           Lump Sum Partial Withdrawal Option
AE 1065 199                           Systematic Payout Option
RGMI 4 499(CRT)                       Guaranteed Minimum Income Benefit Ride


                                   Page 3(A)

                          SECTION 3 - PREMIUM PAYMENTS

PAYMENT OF PREMIUMS
Premium payments may be made any time while this Certificate is in force before the Annuity Commencement Date. You may start or stop, increase or decrease, or skip any premium payments.

MAXIMUM AND MINIMUM PREMIUM PAYMENT
The premium payments may not be more than the amount permitted by law if this is a tax-qualified annuity. The minimum premium payments we will accept are specified on page 3. The maximum total premium payments, per Participant, which we will accept without prior Company approval is $1,000,000.

PREMIUM PAYMENT DATE
The premium payment date is the date on which the premium payment is credited to the Certificate. The initial premium payment less any premium taxes will be credited to the Certificate within two business days of receipt of such payment and the required information. Subsequent additional premium payments will be credited to the Certificate as of the business day when the premium payment and required information are received. A business day is any day on which the New York Stock Exchange is open for trading.

ALLOCATION OF PREMIUM PAYMENTS
Premium payments may be applied to the various Investment Options which we make available. You must tell us what percent of each premium payment to allocate to the various Investment Options. Each percent may be either zero or any whole number; however, the allocation among all Investment Options must total 100%.

CHANGE OF ALLOCATION
You may change the allocation of premium payments to the various Investment Options. You must tell us in a signed notice which gives us the facts that we need. Premium payments received after the date on which we receive the notice will be applied on the basis of the new allocation.

PREMIUM TAXES
A state may impose a premium tax. It may be imposed when a premium payment is made, on the Annuity Commencement Date, on the date of death, or on the date of full surrender. When permitted by state law, we will not deduct the tax until the Annuity Commencement Date, date of death, or date of full surrender.

                            SECTION 4 - POLICY VALUE

POLICY VALUE
On or before the Annuity Commencement Date, the Policy Value is equal to your:

(a)  premium payments; minus

(b)  Gross Partial Withdrawals (as defined in Section 5); plus

(c)  interest credited to the Fixed Account (see Section 7); plus

(d)  accumulated gains in the Separate Account(s) (see Section 6); minus
(e)  accumulated losses in the Separate Account(s)(see Section 6); minus
(f)  service charges, premium taxes and transfer fees, if any.

ADJUSTED POLICY VALUE
The Adjusted Policy Value is the Policy Value increased or decreased by any Excess Interest Adjustment.

The Adjusted Policy Value may be used on the Annuity Commencement Date to provide lifetime income or income for a period of no less than 60 months under the Payment Options in Section 10.

SERVICE CHARGE
On each Certificate Anniversary and at the time of surrender during any Certificate Year before the Annuity Commencement Date, we reserve the right to charge an amount up to the amount of the Service Charge shown on page 3 for administrative expenses. It will be deducted from each Investment Option in proportion to the portion of Policy Value (prior to such charge) in each Investment Option, respectively, on that Certificate Anniversary or at the time of surrender. In no event will the Service Charge exceed 2% of the Policy Value at the time it is deducted.

                 SECTION 5 - CASH VALUE AND PARTIAL WITHDRAWALS

CASH VALUE
On or before the Annuity Commencement Date, the Cash Value is equal to the Adjusted Policy Value less any Surrender Charges. Information on the current amount of a Certificate's Cash Value is available upon request. The Cash Value may be partially withdrawn or will be paid in the event of a full surrender of the Certificate. We must receive your written partial withdrawal or surrender request before the Annuity Commencement Date.

There is no Cash Value once an Annuity Payment Option has been selected.

EXCESS INTEREST ADJUSTMENT
Full Surrenders, Partial Withdrawals, transfers, and amounts applied to a Payment Option from the Fixed Account Guaranteed Period Options described in
Section 7 will be subject to an Excess Interest Adjustment except as provided for in the Partial Withdrawals provision below.
An Excess Interest Adjustment applies in the following situations:


1)  When you withdraw all or any portion of your Cash Value,
2)  When you exercise Annuity Payment Options,
3) When death proceeds are calculated. However, death proceeds will not be reduced if the Excess Interest Adjustment is negative.

The Excess Interest Adjustment is only applied to transactions affecting the Guaranteed Period Options of the Fixed Account (see Section 7) and is based on any change in interest rates from the time the affected Guaranteed Periods) started until the time the Excess Interest Adjustment occurs. The Excess Interest Adjustment is applied as follows:

1) The Excess Interest Adjustment is only applied when the transactions occur prior to the end of any Guaranteed Period Option;

2) Transfers to the Guaranteed Period Options of the Fixed Account are considered Premium Payments for purposes of determining the Excess Interest Adjustment;

3) The Excess Interest Adjustment is distinct from, and is applied prior to, the Surrender Charge; U987

4)   The Excess Interest Adjustment may affect the death proceeds defined in
     Section 9;

5) If interest rates have decreased from the time the affected Guaranteed Periods) started until the time the transaction occurs, the Excess Interest Adjustment will result in additional funds available to you;

6) If interest rates have increased from the time the affected Guaranteed Period(s) started until the time the transaction occurs, the Excess Interest Adjustment will result in a decrease in the funds available to you.

7) Certain amounts are not subject to the Excess Interest Adjustment as provided in Sections 5, 7 and 8.

The formula for determining the amount of the Excess Interest Adjustment is as follows:

Excess Interest Adjustment = S x (G-C) x (M/12)

where:S is the gross (that is, before surrender charges and premium taxes, if any) amount being surrendered, partially withdrawn, transferred, or applied to a Payment Option that is subject to the Excess Interest Adjustment.

      G is the guaranteed interest rate for the Guaranteed Period applicable to S.

      M is the number of months remaining in the Guaranteed Period for S, rounded up to the next higher whole number of months.

      C is the current guaranteed interest rate then being offered on new Premium Payments for the next longer Guaranteed Period than "M". If this Certificate form or such a Guaranteed Period Option is no longer offered, "C" will be the U.S. Treasury rate for the next longer maturity (in whole years) than "M" on the 25th day of the previous calendar month, plus up to 2%.

Upon full surrender, the Excess Interest Adjustment (EIA) for each Guaranteed Period Option will not reduce the Adjusted Policy Value for that Guaranteed Period Option below the amount paid into, less any prior withdrawals and transfers from, that Guaranteed Period Option, plus interest at the 3% guaranteed effective annual interest rate.

                                SECTION 5 - CONT

PARTIAL WITHDRAWALS
We will pay you a portion of the Cash Value as a Partial Withdrawal provided we receive your written request while the Certificate is in effect and before the Annuity Commencement Date. When you request a Partial Withdrawal you must tell us how it is to be allocated from among the Investment Options. If your request for a Partial Withdrawal from any Investment Option is less than or equal to the Cash Value in that option, we will pay the amount of your request. However, if your request for a Partial Withdrawal from any Investment Option is greater than the Cash Value in that option, we will pay you the Cash Value of that Investment Option.

The Gross Partial Withdrawal is the total amount which will be deducted from your Policy Value as a result of each Partial Withdrawal. The Gross Partial Withdrawal may be more or less than your requested Partial Withdrawal amount, depending on whether Surrender Charges and/or Excess Interest Adjustments apply at the time you request the Partial Withdrawal.

The Excess Partial Withdrawal amount is the portion of the requested Partial Withdrawal that is subject to Surrender Charge (that is, the portion which is in excess of the Surrender Charge-free portion). For example, if the requested withdrawal amount is

$1,000, and the Surrender Charge-free amount is $200, then the Excess Partial Withdrawal would be $800. Excess Partial Withdrawals will reduce the Policy Value by an amount equal to (X-Y+Z) where:

X  = Excess Partial Withdrawal

A  = Amount of Partial Withdrawal subject to Excess Interest Adjustment

Y = Excess Interest Adjustment = (A) x (G-C) x (M/ 12) where G, C and M are defined in the Excess Interest Adjustment provision above, with "A" substituted for "S" in the definitions of G and M.

Z  = Surrender Charge on X minus Y.

The formula for determining the Gross Partial Withdrawal is as follows:

Gross Partial Withdrawal = R - E + SC

where:  R   is the requested Partial Withdrawal;
        E   is the Excess Interest Adjustment; and
        SC  is the Surrender Charge on (EPW - E);
            where
        EPW is the Excess Partial Withdrawal amount.


If any Partial Withdrawal reduces the Cash Value below $500, we reserve the right to pay the full Cash Value and terminate the Certificate.

We may delay payment of the Cash Value from the Fixed Account for up to 6 months after we receive the request. If the Certificate Owner dies after we receive the request, but before the request is processed, the request will be processed before the death proceeds are determined.

Each Partial Withdrawal consists of a portion that is subject to Surrender Charge (that is, the Excess Partial Withdrawal) and a remaining portion that is free from Surrender Charge (that is, the Surrender Charge-free amount). Either portion may be zero (0) depending on the Partial Withdrawal requested and prior amounts withdrawn.

Partial Withdrawals may be made free from Surrender Charges and free from Excess Interest Adjustments as follows:

MINIMUM REQUIRED DISTRIBUTION

     For tax-qualified plans, Partial Withdrawals taken to satisfy minimum distribution requirements under Section 401(a)(9) of the Internal Revenue Code (IRC) are available with no Surrender Charges and no Excess Interest Adjustments. The amount available from each Certificate with respect to the minimum distribution requirement is based solely on this Certificate.

     The Certificate Owner must be at least 70 1 /2 years old in the calendar year of distribution, must submit a written request to us and must take the distribution before year end. If the Certificate Owner attains age 70 1 /2 in the calendar year of distribution, a written request which is postmarked no later than the end of the current calendar year must be submitted to us.

     Systematic minimum distributions must be at least $50 or a lump sum distribution is available if minimum required distributions are less than $50.

     Any amount requested in excess of the IRC minimum required distribution will have the appropriate Surrender Charges and Excess Interest Adjustments applied, unless the excess distribution qualifies as Surrender Charge- free or Excess Interest Adjustment-free under any additional options provided.


                                   PAGE 5(A)

                                SECTION 5 - CONT

NURSING CARE AND TERMINAL CONDITION WITHDRAWAL OPTION
     Beginning in the first Certificate Year, if the Certificate Owner or Certificate Owner's spouse (annuitant or annuitant's spouse if the Certificate Owner is not a natural person) has been 1) confined in a Hospital or Nursing Facility for 30 consecutive days or 2) diagnosed as having a Terminal Condition, you may elect to withdraw all or a portion of the Policy Value without Surrender Charges and without Excess Interest Adjustment. The minimum withdrawal under this option is $1000.

     For Nursing Care, we must receive each withdrawal request and proof of eligibility with each request no later than 90 days following the date that confinement has ceased, unless it can be shown that it was not reasonably possible to provide the notice and proof within the above time period and that the notice and proof were given as soon as reasonably possible. However, in no event, except the absence of legal capacity, shall the notice and proof be provided later than one year following the date that confinement has ceased. For a Terminal Condition, we must receive each withdrawal request and the applicable proof of eligibility no later than one year following diagnosis of the Terminal Condition. Proof of a Terminal Condition is required only with the initial withdrawal request and must be, furnished by the Annuitant's, Annuitant's spouse's, Certificate Owner's, or Certificate Owner's spouse's physician. Proof of confinement may be a physician's statement or a statement from a hospital or nursing facility administrator.

UNEMPLOYMENT WAIVER
     Beginning in the first Certificate Year, you may withdraw all or a portion of the Policy Value free of Surrender Charges and free of any Excess Interest Adjustment if the Certificate Owner or Certificate Owner's spouse (annuitant or annuitant's spouse, if the Certificate Owner is not a natural person) becomes unemployed. In order to qualify, you 1) must have been employed full time for at least two years prior to your becoming unemployed, 2) must have been employed full time on your Certificate Date,
     3) must have been unemployed for at least 60 consecutive days at the time of withdrawal and 4) must have a minimum Cash Value at the time of withdrawal of $5000. Proof of unemployment will consist of providing us with a determination letter from the applicable State's Department of Labor which verifies that you qualify for and are receiving unemployment benefits at the time of withdrawal. The determination letter must be received by us no later than 15 days following the date of the withdrawal request.


                                   PAGE 5(B)

                                SECTION 5 - CONT

SURRENDER CHARGES
Amounts withdrawn in excess of any Surrender Charge-free Partial Withdrawals are subject to a Surrender Charge. If applicable, this charge will either apply for a number of years following each premium payment date or for a number of years following the Certificate Date as shown on page 3. The amount of this charge, if any, will be a percentage, (as shown on page 3 of each Certificate) of the amount of premium withdrawn.

For Surrender Charge purposes, the oldest premium payment is considered to be withdrawn first. If the amount withdrawn exceeds this, the next oldest premium payment is considered to be withdrawn, and so on until the most recent premium payment is considered to be withdrawn. For Surrender Charge purposes, premium payments are deemed to be withdrawn before earnings.

After all premium payments are considered to be withdrawn, the remaining Adjusted Policy Value may be withdrawn free from any Surrender Charge.

GUARANTEED RETURN OF FIXED ACCOUNT PREMIUM PAYMENTS
Upon full surrender of the Certificate, you will always receive at least the premium payments made to, less prior withdrawals and transfers from, the Fixed Account.

MINIMUM VALUES
Benefits available under this Certificate are not less than those required by any statute of the state in which the Certificate is delivered.

                          SECTION 6 - SEPARATE ACCOUNT

SEPARATE ACCOUNT
We have established and will maintain one or more Separate Account(s), indicated on the Certificate Data Page, under the laws of the state of Iowa. Any realized or unrealized income, net gains and tosses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account for this Certificate, as well as for other variable annuity policies and Certificates. Any Separate Account may invest assets in shares of one or more mutual fund portfolios, or in the case of a managed Separate Account, direct investments in stocks or other securities as permitted by law. Fund Shares refer to shares of underlying mutual funds or prorata ownership of the assets held in a Subaccount of a managed Separate Account. Fund shares are purchased, redeemed and valued on behalf of the Separate Account.

The Separate Account is divided into Subaccounts. Each Subaccount invests exclusively in shares of one of the portfolios of an underlying mutual fund. We reserve the right to add or remove any Subaccount of the Separate Account.

The assets of the Separate Account are our property. These assets will equal or exceed the reserves and other contract liabilities of the Separate Account. These assets will not be chargeable with liabilities arising out of any other business we conduct. We reserve the right, subject to regulations governing the Separate Account, to transfer assets of a Subaccount, in excess of the reserves and other contract liabilities with respect to that Subaccount, to another Subaccount or to our General Account.

We will determine the fair market value of the assets of the Separate Account in accordance with a method of valuation which we establish in good faith. Valuation Period means the period of time from one determination of the value of each Subaccount to the next. Such determinations are made when the value of the assets and liabilities of each Subaccount is calculated. This is generally the close of business on each day on which the New York Stock Exchange is open.

We also reserve the right to transfer assets of the Separate Account, which we determine to be associated with the class of Certificates to which this Certificate belongs, to another separate account. If this type of transfer is made, the term "Separate Account", as used in the contract and in the Certificate, shall then mean the separate account to which the assets were transferred.

We also reserve the right, when permitted by law to:

(a)  deregister the Separate Account under the Investment Company Act of 1940;

(b)  manage the Separate Account under the direction of a committee at any time;

(c) restrict or eliminate any voting rights of Certificate Owners or other persons who have voting rights as to the Separate Account; and

(d)  combine the Separate Account with one or more other separate accounts;

(e)  create new Separate Accounts;

(f) add new Subaccounts to or remove existing Subaccounts from the Separate Account, or combine Subaccounts;

(g) add new underlying mutual funds, remove existing mutual funds, or substitute a new fund for an existing fund.

                       SECTION 6 - SEPARATE ACCOUNT - CONT

The Net Asset Value of a fund share is the per- share value calculated by the mutual fund or, in the case of a managed Separate Account, by the Company. The Net Asset Value is computed by adding the value of the Subaccount's investments, cash and other assets, subtracting its liabilities, and then dividing by the number of shares outstanding. Net Asset Values of fund shares reflect investment advisory fees other expenses incurred in managing a mutual fund or a managed Separate Account.

CHANGE IN INVESTMENT OBJECTIVE OR POLICY OF A MUTUAL FUND
If required by law or regulation, an investment policy of the Separate Account will only be changed if approved by the appropriate insurance official of the state of Iowa or deemed approved in accordance with such law or regulation. If so required, the process for obtaining such approval is filed with the insurance official of the state or district in which this contract is delivered.

CHARGES AND DEDUCTIONS
The Mortality and Expense Risk Fee and the Administrative Charge are each deducted both before and after the Annuity Commencement Date to compensate for changes in mortality and expenses not anticipated by the mortality and administration charges guaranteed in the certificate.

Any applicable Service Charge is deducted prior to the Annuity Commencement Date only.

Any applicable Distribution Financing Charge is deducted prior to the Annuity Commencement Date only, to compensate for costs of distributing the policy.

If the Mortality and Expense Risk Feels) and/or Distribution Financing Charges are more than sufficient, the Company will retain the balance as profit or reduce these fees and charges in the future.

ACCUMULATION UNITS
The Policy Value in the Separate Account before the Annuity Commencement Date is represented by accumulation units. The dollar value of accumulation units for each Subaccount will change from day to day reflecting the investment experience of the Subaccount.

Premium payments allocated to and any amounts transferred to the Subaccounts will be applied to provide accumulation units in those Subaccounts. The number of accumulation units purchased in a Subaccount will be determined by dividing the premium payment allocated to or any amount transferred to that Subaccount, by the value of an accumulation unit for that Subaccount on the premium payment or transfer date.

The number of accumulation units withdrawn or transferred from the Subaccounts will be determined by dividing the amount withdrawn or transferred by the value of an accumulation unit for that Subaccount on the withdrawal or transfer date.

The value of an accumulation unit on any business day is determined by multiplying the value of that unit at the end of the immediately preceding valuation period by the net investment factor for the valuation period.

The net investment factor used to calculate the value of an accumulation unit in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

(a)  is the result of:

     (1) the net asset value of a fund share held in that Subaccount determined as of the end of the current valuation period; plus

     (2) the per share amount of any dividend or capital gain distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the valuation period; plus or minus

     (3) a per share credit or charge for any taxes reserved for, which we determine to have resulted from the investment operations of that Subaccount.

(b) is the net asset value of a fund share held in that Subaccount determined as of the end of the immediately preceding valuation period.

(c) is a factor representing the Mortality and Expense Risk Fee and Administrative Charge before the Annuity Commencement Date, plus any applicable Distribution Financing Charge. This factor is less than or equal to, on an annual basis, the sum of the applicable percentages shown on page 3 of the daily net asset value of a fund share held in that Subaccount.

Since the net investment factor may be greater or less than one, the accumulation unit value may increase or decrease.

                           SECTION 7 - FIXED ACCOUNT

FIXED ACCOUNT

Premium payments applied to and any amounts transferred to the Fixed Account will reflect a fixed interest rate. The interest rates we set will be credited for increments of at least one year measured from each premium payment or transfer date. These rates will never be less than an effective annual interest rate of 3%.

GUARANTEED PERIODS

We may offer optional Guaranteed Period Options, into which premium payments may be paid or amounts transferred. The current interest rate we set for funds entering each Guaranteed Period Option (GPO) is guaranteed until the end of that option's Guaranteed Period. At that time, the premium payment made or amount transferred into the GPO, less any withdrawals or transfers from that GPO, plus accrued interest, will be rolled into a new GPO or may be transferred to any Subaccount(s) within the Separate Account(s).

You may choose the Investment Option(s) you want the funds rolled into by giving us a written notice within 30 days before the end of the expiring option's Guaranteed Period. However, any Guaranteed Period elected may not extend beyond the maximum Annuity Commencement Date defined in Section 11. In the absence of such election, the funds will be rolled into a new GPO which is the same as the expiring GPO unless that GPO is no longer offered, in which case, the next shorter GPO offered will be used. You will be mailed a notice of completion of the rollover with the new interest rate applicable. The new GPO will be deemed as accepted if we do not receive a written rejection within 30 days from the postmark date of the completion notice.

We reserve the right for new premium payments, transfers, or rollovers to offer or not to offer any GPO, except that we will always offer at least a one year GPO.

For purposes of crediting interest when funds are withdrawn from or transferred into a GPO, the amount of the oldest premium payment or rollover into that GPO is considered to be withdrawn first If the amount withdrawn exceeds this amount, the next oldest premium payment or rollover is considered to be withdrawn next, and so on until the most recent premium payment or rollover is considered to be withdrawn (this is a "First-In, First-Out" or FIFO procedure). Premium payment(s) or rollover(s) are deemed to be withdrawn first, then credited interest.

Partial withdrawals, Surrenders, transfers, and amounts applied to a Payment Option from the Guarantee Period Option(s) are subject to an Excess Interest Adjustment as described in Section 5.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

We may offer a Dollar Cost Averaging (DCA) Fixed Account Option separate from the Guaranteed Period Options. This option will have a one year interest rate guarantee. The current interest rate we set for the DCA Fixed Account may differ from the rates credited on the one year GPO in the Fixed Account. In addition, the current interest rate we credit may vary on different portions of the DCA Fixed Account. The credited interest rate will never be less than the minimum effective annual interest rate of 3%. The DCA Fixed Account Option will only be available under a Dollar Cost Averaging program as described in Section 8.


                              SECTION 8 - TRANSFERS

A.   TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE

Prior to the Annuity Commencement Date, you may transfer the value of the accumulation units from one Investment Option to another. You must sign a notice to transfer which gives us the facts that we need.

Transfers of Policy Value from the Guaranteed Period Options (GPO) of the Fixed Account prior to the end of that GPO are subject to an Excess Interest Adjustment. If the Excess Interest Adjustment at the time of such Policy Value transfer is a negative adjustment, then the maximum Policy Value transfer is 25% of that GPO's Policy Value, less Policy Values previously transferred out of that GPO during the current certificate year. If the Excess Interest Adjustment at the time of such Policy Value transfer is a positive adjustment, no maximum will apply to such Policy Values transferred from the GPO. No Excess Interest Adjustment will apply to Policy Value transfers at the end of a Guaranteed Period.

Transfers of interest credited in the GPOs to other Investment Options are allowed on a "First-In, First-Out" basis. Such transfers may be made monthly, quarterly, semi-annually, or annually. Each such transfer must be at least $50 and will not be subject to an Excess Interest Adjustment.

Transfers of Policy Value from the Separate Account are subject to a minimum of $500 or the entire Subaccount Policy Value, if less. However, if the remaining Subaccount Policy Value is less than $500, we reserve the right to include that amount as part of the transfer.

You may choose which GPO to transfer to or from, however, any GPO elected may not extend beyond the maximum Annuity Commencement Date defined in Section 11.

                                SECTION 8 - CONT

No transfers will be allowed out of the Dollar Cost Averaging Fixed Account Option except through the Dollar Cost Averaging Option.

We reserve the right to limit transfers to no more than 12 in any one Certificate Year. Any transfers in excess of 12 per Certificate Year may be charged a $10 per transfer fee. Transfers among multiple Investment Options will be treated as one transfer in determining the number of transfers that have occurred. We also reserve the right to prohibit transfers to the Fixed Account if we are crediting an effective annual interest rate of 3%.

DOLLAR COST AVERAGING OPTION

Prior to the Annuity Commencement Date, you may instruct us to automatically transfer a specified amount from the Dollar Cost Averaging (DCA) Fixed Account Option or from the Dollar Cost Averaging Subaccount(s), if any, shown on page 3 to any Subaccount(s) of the Separate Account. The automatic transfers can occur monthly or quarterly. If the Dollar Cost Averaging request is received prior to the 28th day of any month, the first transfer will occur on the 28th day of that month. If the Dollar Cost Averaging request is received on or after the 28th day of any month, the first transfer will occur on the 28th day of the following month.

Prior to the Annuity Commencement Date, no transfers, (except through Dollar Cost Averaging) will be allowed from a DCA Fixed Account. Transfers will continue until the elected Subaccount or DCA Fixed Account value is depleted. The amount transferred each time must be at least $500. All transfers from the DCA account will be the same amount as the initial transfer. Changes to the amount transferred will only be allowed when additional premium is allocated or a new amount is transferred into the DCA Account. Changes to the Subaccounts to which these transfers are allocated are not restricted. Transfers must be scheduled for at least 6 but not more than 24 months or for at least 4 but not more than 8 quarters each time the Dollar Cost Averaging program is started or restarted following termination of the program for any reason.

Dollar Cost Averaging results in the purchase of more accumulation units when the value of the accumulation unit is low, and fewer accumulation units when the value of the accumulation unit is high. However, there is no guarantee that the Dollar Cost Averaging program will result in higher Policy Values or will otherwise be successful.

The Dollar Cost Averaging may be discontinued after satisfying the minimum number of required transfers by sending written notice to us. While Dollar Cost Averaging is in effect, Asset Rebalancing is not available.

ASSET REBALANCING

Prior to the Annuity Commencement Date, you may instruct us to automatically transfer amounts among the Subaccounts of the Separate Account on a regular basis to maintain a desired allocation of the Policy Value among the various Subaccounts offered. Rebalancing will occur on a monthly, quarterly, semi-annual or annual basis, beginning on a date selected. You must select the percentage of the Policy Value desired in each of the various Subaccounts offered (totaling 100%). Any amounts in the Fixed Account are ignored for the purposes of asset rebalancing. Rebalancing can be started, stopped or changed at any time. Asset Rebalancing is not available while Dollar Cost Averaging is in effect. Rebalancing will cease as soon as we receive a request for any other transfer.

B. TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE

After the Annuity Commencement Date, you may transfer the value of the variable annuity units from one Subaccount to another within the Separate Account or to the Fixed Account. If you want to transfer the value of the variable annuity units, you must tell us in a signed notice which gives us the facts that we need. We reserve the right to limit transfers between the Subaccounts or to the Fixed Accounts to once per Certificate Year.

The minimum amount which may be transferred is the lesser of $10 monthly income or the entire monthly income of the variable annuity units in the Subaccount from which the transfer is being made. If the monthly income of the remaining units in a Subaccount is less than $10, we have the right to include the value of those variable annuity units as part of the transfer.

After the Annuity Commencement Date, no transfers may be made from the Fixed Account to any other Investment Options.

                           SECTION 9 - DEATH PROCEEDS

A.  DEATH PROCEEDS PRIOR TO ANNUITY COMMENCEMENT DATE

The amount of death proceeds will be the greater of the Cash Value, the Policy Value, or any guaranteed minimum death benefit

If no payment option is selected by the date of death, the beneficiary may make such election within one year of the date we receive due proof of death. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity payment options described in Section 10. Interest on death proceeds will be paid as required by law.

B.  DEATH PRIOR TO ANNUITY COMMENCEMENT DATE

Death proceeds are payable contingent upon the relationships between the Certificate Owner, Annuitant, successor Certificate Owner and beneficiary as outlined below. The Certificate must be surrendered upon settlement and will be terminated upon receiving proof of death.

I.   Certificate Owner is also the Annuitant.

     When we have due proof that the Certificate Owner died before the Annuity Commencement Date, we will provide the death proceeds to the beneficiary.

     a) Beneficiary is the deceased Certificate Owner's surviving spouse. The beneficiary may elect to continue the Certificate rather than receiving the death proceeds. If the Certificate is continued, an amount equal to the excess, if any, of any guaranteed minimum death benefit over the Policy Value will then be added to the Policy Value. This amount will be added only once, at the time of such election. Furthermore, all future Surrender Charges will be waived.

          If this beneficiary elects to have the death proceeds paid, the death proceeds must be distributed:

          (1) by the end of 5 years after the date of the deceased Certificate Owner's death, or

          (2)payments must begin no later than one year after the deceased Certificate Owner's death and must be made for a period certain or for. this beneficiary's lifetime, so long as any period certain does not exceed this beneficiary's life expectancy.

     b) Beneficiary is not the deceased Certificate Owner's surviving spouse. The death proceeds must be distributed as provided in I.a)(1) or I.a)(2) above.

     c) Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the deceased Certificate Owner's death.

II.  Annuitant and Certificate Owner are different and the Annuitant dies.

          When we have due proof that the Annuitant died prior to the Annuity Commencement Date, the Certificate Owner will become the new Annuitant and no death proceeds are payable. If the Certificate Owner is also the deceased Annuitant's surviving spouse, an amount equal to the excess, if any, of any guaranteed minimum death benefit over the Policy Value will then be added to the Policy Value. This amount will be added only once at the time of such election. Furthermore, all future Surrender Charges will be waived.

          However, in lieu of becoming the new Annuitant, the Certificate Owner may elect to have the death proceeds distributed to the beneficiary on the death of the Annuitant. This election must be in writing and must be received by us prior to the Annuitant's death. In such case, when we have due proof that the Annuitant died prior to the Annuity Commencement Date, we will provide the death proceeds to the beneficiary.

     a) If the Certificate Owner has elected to have the death proceeds paid as a lump sum, the beneficiary must, within 60 days of our receipt of due proof of the Annuitant's death, either:

          1) receive the lump sum proceeds; or

          2) elect to receive annuity payments. Such payments must begin within one year of our receipt of due proof of the Annuitant's death and must be made for a period certain or for this beneficiary's lifetime, so long as any period certain does not exceed this beneficiary's life expectancy.

     b) Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the Annuitant's death.

III. Annuitant and Certificate Owner are different and the Certificate Owner dies.

     If the Certificate Owner dies prior to the Annuity Commencement Date and before the entire interest in the Certificate is distributed, the successor Certificate Owner will become the new Certificate Owner. The remaining portion of any interest in the policy must be distributed to the extent provided below in Ill.a), Ill.b), Ill.c), or Ill.d).

     a) Successor Certificate Owner is the deceased Certificate Owner's surviving spouse.The successor Certificate Owner may elect to continue this Certificate rather than receive the Adjusted Policy Value. If the Certificate is continued, all future Surrender Charges will be waived. If the successor Certificate Owner elects to receive the Adjusted Policy Value, the Adjusted Policy Value must be distributed:

                                SECTION 9 - CONT

     (1) by the end of 5 years after the date of the deceased Certificate Owner's death, or

     (2) payments must begin no later than one year after the deceased Certificate Owner's death and must be made for a period certain or for the successor Certificate Owner's lifetime, so long as any period certain does not exceed the successor Certificate Owner's life expectancy.

b) Successor Certificate Owner is not the deceased Certificate Owner's surviving spouse. The Adjusted Policy Value must be distributed as provided in Ill.a)(1) or Ill.a)(2) above.

c) Successor Certificate Owner is not a natural person. The Adjusted Policy Value must be distributed as provided in Ill.a)(1) above.

d) No successor Certificate Owner survives the deceased Certificate Owner. The deceased Certificate Owner's estate will become the new Certificate Owner (or the estate may name a new Certificate Owner). The executor or Administrator must be named in a form acceptable to us. The Adjusted Policy Value must be distributed by the end of 5 years after the date of the deceased Certificate Owner's death.

IV.  More than one Certificate Owner.

     If there is more than one Certificate Owner, then the death of any Certificate Owner will be treated the same as the death of the Certificate Owner.

D.   DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

The death proceeds on or after the Annuity Commencement Date depend on the payment option selected. If any Certificate Owner dies on or after the Annuity Commencement Date, but before the entire interest in the Certificate is distributed, the remaining portion of such interest in the Certificate will be distributed at least as rapidly as under the method of distribution being used as of the date of that Certificate Owner's death.

E.   AN OWNER IS NOT AN INDIVIDUAL

In the case of anon tax-qualified annuity, if any Certificate Owner or beneficial Certificate Owner is not an individual, then for purposes of the federal income tax mandatory distribution provisions in subsection C or D above,
(1) the Annuitant will be treated as the Certificate Owner of the Certificate, and (2) if there is any change in the Annuitant, such a change will be treated as the death of the Certificate Owner.

                         SECTION 10 - ANNUITY PAYMENTS

A.   GENERAL PAYMENT PROVISIONS

Payment

If the Certificate is in force on the Annuity Commencement Date, we will use the Fixed Account portion and/or the Separate Account portion of the Adjusted Policy Value to make annuity payments to the Payee under Option 3 and/or 3-V, respectively, with 10 years certain, or if elected, under one or more of the other options described in this section. However, the options) elected must provide for lifetime income or income for a period of at least 60 months. The Certificate Owner will become the Annuitant at the Annuity Commencement Date. Payments will be made at 1, 3, 6 or 12 month intervals. We reserve the right to change the frequency of payments to avoid making payments of less than $50.

Before the Annuity Commencement Date, if the death proceeds become payable or if the Certificate is surrendered, we will pay any proceeds in one sum, or if elected, all or part of these proceeds may be placed under one or more of the options described in this section. If we agree, the proceeds may be placed under some other method of payment instead.

Adjusted Age

Payments under Options 3 and 5, and the first payment under Options 3-V and 5-V are determined based on the adjusted age of the Annuitant The adjusted age is the Annuitant's actual age on the Annuitant's nearest birthday, at the Annuity Commencement Date, adjusted as follows:

                  Annuity
             Commencement Date                      Adjusted Age
             -----------------                      ------------
                Before 2001                      Actual Age
                2001 - 2010                      Actual Age minus 1
                2011 - 2020                      Actual Age minus 2
                2021 - 2030                      Actual Age minus 3
                2031 - 2040                      Actual Age minus 4
                After 2040                       Actual Age minus 5

Election of Optional Method of Payment

Before the Annuity Commencement Date the Certificate Owner can elect or change a payment option. The Certificate Owner may elect, in a signed notice which gives us the facts that we need, annuity payments that may be either variable, fixed, or a combination of both. If a combination is elected, they must also tell us what part of the proceeds on the Annuity Commencement Date are to be applied to provide each type of payment (It must also specify which Subaccounts.) The amount of a combined payment will be the sum of the variable and fixed payments. Payments under a variable payment option will reflect the investment performance of the selected Subaccount of the Separate Account

                      SECTION 10 - ANNUITY PAYMENTS - CONT

Payee

Unless specified otherwise, the Payee shall be the Annuitant, or the beneficiary as specified in the Beneficiary provision.

Proof of Age

We may require proof of the age of any person who has an annuity purchased under Options 3, 3-V, 5 and 5-V of this section before we make the first payment

Minimum Proceeds

If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a payment option.

Premium Tax

We may be required by law to pay premium tax on the amount applied to a payment option. If the requirement is applicable to the issue state, we will deduct the premium tax before applying the proceeds.

B.   FIXED ACCOUNT PAYMENTS

Guaranteed Payment Options

The fixed account payment is determined by multiplying each $1,000 of proceeds allocated to a fixed Payment Option by the amounts shown on page 12 for the option selected. Options 1, 2 and 4 are based on a guaranteed interest rate of 3%.

Options 3 and 5 are based on a guaranteed interest rate of 3% and the "1983 Table a" (male, female, and unisex if required by law) mortality table improved to the year 2000 with projection scale G. (The "1983 Table a" mortality rates are adjusted based on improvements in mortality since 1983 to more appropriately reflect increased longevity. This is accomplished using a set of improvement factors referred to as projection scale G.)

Option 1 - Interest Payments

We will pay the interest on the amount we use to provide annuity payments in equal payments or this amount may be left to accumulate for a period of time we and the Certificate Owner agree to. We and the Certificate Owner will agree on withdrawal rights when you elect this option. The interest rate we declare for this option may be different than the interest rate(s) credited prior to the Annuity Commencement Date.

Option 2 - Income for a Specified Period

We will make level payments only for the fixed period you choose. In the event of the death of the person receiving payments prior to the end of the fixed period elected, payments will be continued to that person's beneficiary or their present value may be paid in a single sum. No funds will remain at the end.

Option 3 - Life Income - You may choose between:

1. No Period Certain - We will make level payments only during the Annuitant's lifetime.

2. 10 Years Certain.- We will make level payments for the longer of the Annuitant's lifetime or ten years.

3. Guaranteed Return of Policy Proceeds - We will make level payments for the longer of the Annuitant's lifetime or until the total dollar amount of payments we made to you equals the amount applied to this option.

Option 4 - Income of a Specified Amount

Payments are made for any specified. amount until the amount applied to this option, with interest, are exhausted. This will be a series of level payments followed by a smaller final payment In the event of the death of the person receiving payments prior to the time proceeds with interest are exhausted, payments will be continued to that person's beneficiary or their present value may be paid in a single sum.

Option 5 - Joint and Survivor Annuity

Payments are made during the joint lifetime of the Payee and a joint Payee of your selection. Payments will be made as long as either person is living.

Current Payment Options

The amounts shown in the tables on page 12 are the guaranteed amounts. Current amounts offered to individuals of the same class may be obtained from us.

                                  PAGE 11(A)

                                SECTION 10 - CONT

C.   VARIABLE ACCOUNT PAYMENT OPTIONS

Variable Annuity Units

The proceeds chosen by the Certificate Owner to apply to a variable payment option will be used to purchase variable annuity units in Subaccounts chosen by the Certificate Owner. The dollar value of variable annuity units in the chosen Subaccounts will increase or decrease reflecting the investment experience of the chosen Subaccounts. The value of a variable annuity unit in a particular Subaccount on any business day is equal to (a) multiplied by (b) multiplied by
(c), where:

(a) is the variable annuity unit value for that Subaccount on the immediately preceding business day;

(b)  is the net investment factor for that Subaccount for the Valuation Period;
     and

(c)  is the Assumed Investment Return adjustment factor for the Valuation
     Period.

The Assumed Investment Return adjustment factor for the valuation period is the product of discount factors of .99986634 per day to recognize the 5.0% effective annual Assumed Investment Return.

The net investment factor used to calculate the value of a. variable annuity unit in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

(a)  is the net result of:

     (1) the net asset value of a fund share held in that Subaccount determined as of the end of the current valuation period; plus

     (2) the per share amount of any dividend or capital gain distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the Valuation Period; plus or minus

     (3) a per share credit or charge for any taxes reserved for, which we determine to have resulted from the investment operations of the Subaccount.

(b) is the net asset value of a fund share held in that Subaccount determined as of the end of the immediately preceding Valuation Period.

(c) is a factor representing the Mortality and Expense Risk Fee and Administrative Charge applicable after the Annuity Commencement Date. This factor is less than or equal to, on an annual basis, the percentage shown on page 3 of the daily net asset value of a fund share held in the Separate Account for that Subaccount.

Determination of the First Variable Payment

The amount of the first variable payment is determined by multiplying each $ 1,000 of proceeds allocated to a variable payment option by the amounts shown on page 13 for the variable option you select The tables are based on a 5% effective annual Assumed Investment Return and the " 1983 Table a" (male, female, and unisex if required by law) mortality table improved to the year 2000 with projection scale G. (The " 1983 Table a" mortality rates are adjusted based on improvements in mortality since 1983 to more appropriately reflect increased longevity. This is accomplished using a set of improvement factors referred to as projection scale G.)

Option 3V - Life Income

You may choose between:

1. "No Period Certain" - Payments will be made only during the lifetime of the Annuitant

2. "10 Years Certain" - Payments will be made for the longer of the Annuitant's lifetime or ten years. In the event of the death of the person receiving payments prior to the end of the period for which the election was made, payments will be continued to that person's beneficiary or their present value may be paid in a single sum.

Option 5V - Joint and Survivor Annuity

Payments are made as long as either the Payee or the joint Payee is living.

Determination of Subsequent Variable Payments

The amount of each variable annuity payment after the first will increase or decrease according to the value of the variable annuity units which reflect the investment experience of the selected Subaccounts. Each variable annuity payment after the first will be equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit value on the date the payment is made. The number of variable annuity units in each selected Subaccount is determined by dividing the first variable annuity payment allocated to the Subaccount by the variable annuity unit value of that Subaccount on the Annuity Commencement Date.

                                  PAGE 11(B)

                   GUARANTEED FIXED ACCOUNT PAYMENT OPTIONS

The amounts shown in these tables are the guaranteed amounts for each $1,000 of the proceeds. Higher current amounts may be available at the time of settlement.

--------------------------------------------------------------------------------------------------------------------
    Option 2, Table I                   Option 3, Table II          Option 3, Table III         Option 3, Table IV
--------------------------------------------------------------------------------------------------------------------
                                                                                               Monthly Installment
Number         Amount of                 Monthly Installment        Monthly Installment        for Life
Of Years        Monthly                  for Life                   for Life                   Guaranteed Return
Payable       Installment                No Period Certain          10 Years Certain           of Proceeds
--------------------------------------------------------------------------------------------------------------------
                               Age*   Male    Female   Unisex    Male   Female    Unisex     Male   Female    Unisex
--------------------------------------------------------------------------------------------------------------------
                                50   $3.87     $3.55    $3.71   $3.84    $3.54      $3.70   $3.73    $3.49     $3.61
                                51    3.93      3.60     3.77    3.90     3.59       3.75    3.79     3.53      3.66
                                52    4.00      3.65     3.83    3.97     3.64       3.81    3.84     3.58      3.71
                                53    4.07      3.71     3.90    4.04     3.70       3.87    3.90     3.63      3.76
5                  $17.91       54    4.15      3.77     3.97    4.11     3.75       3.94    3.96     3.68      3.82
6                   15.14       55    4.23      3.83     4.04    4.19     3.82       4.01    4.03     3.73      3.88
7                   13.16       56    4.32      3.90     4.11    4.27     3.88       4.08    4.10     3.79      3.94
8                   11.68       57    4.41      3.97     4.19    4.35     3.95       4.15    4.17     3.85      4.00
9                   10.53       58    4.50      4.05     4.28    4.44     4.02       4.24    4.24     3.91      4.07
10                   9.61       59    4.61      4.13     4.37    4.53     4.10       4.32    4.32     3.97      4.14
11                   8.86       60    4.72      4.21     4.47    4.63     4.18       4.41    4.40     4.04      4.22
12                   8.24       61    4.84      4.30     4.57    4.74     4.26       4.51    4.49     4.12      4.30
13                   7.71       62    4.96      4.40     4.68    4.85     4.35       4.61    4.58     4.19      4.38
14                   7.26       63    5.10      4.50     4.80    4.97     4.45       4.71    4.68     4.28      4.47
15                   6.87       64    5.24      4.61     4.93    5.09     4.55       4.83    4.78     4.36      4.56
16                   6.53       65    5.40      4.73     5.06    5.22     4.66       4.95    4.88     4.45      4.66
17                   6.23       66    5.56      4.85     5.21    5.36     4.77       5.07    4.99     4.55      4.76
18                   5.96       67    5.74      4.99     5.36    5.50     4.89       5.20    5.11     4.65      4.87
19                   5.73       68    5.93      5.13     5.53    5.65     5.02       5.34    5.24     4.76      4.98
20                   5.51       69    6.13      5.29     5.71    5.80     5.15       5.49    5.37     4.87      5.10
                                70    6.34      5.45     5.90    5.96     5.30       5.64    5.51     4.99      5.23
--------------------------------------------------------------------------------------------------------------------
                                                 Option 5, Table V

--------------------------------------------------------------------------------------------------------------------
                                  Monthly Installment For Joint and Full Survivor
--------------------------------------------------------------------------------------------------------------------
Age of                                            Age of Female Annuitant*
Male                ------------------------------------------------------------------------------------------------
Annuitant*            15 Years       12 Years    9 Years      6 Years     3 Years                 3 Years
                      Less than      Less Than   Less Than    Less Than   Less Than   Same As     More Than
                      Male           Male        Male         Male        Male        Male        Male
--------------------------------------------------------------------------------------------------------------------
50                      $2.99        $3.05        $3.11        $3.18      $3.25       $3.32       $3.39
55                       3.11         3.19         3.27         3.35       3.44        3.53        3.63
60                       3.27         3.37         3.47         3.58       3.70        3.82        3.95
65                       3.47         3.60         3.74         3.89       4.05        4.22        4.39
70                       3.74         3.91         4.10         4.31       4.53        4.77        5.02
--------------------------------------------------------------------------------------------------------------------
                               Monthly Installment For Unisex Joint and Full Survivor
--------------------------------------------------------------------------------------------------------------------
Age of                                              Age of Joint Annuitant*
First               ------------------------------------------------------------------------------------------------
Annuitant*            15 Years       12 Years    9 Years      6 Years     3 Years                 3 Years
                      Less than      Less Than   Less Than    Less Than   Less Than   Same As     More Than
                      First          First       First        First       First       First       First
--------------------------------------------------------------------------------------------------------------------
50                      $3.04        $3.09        $3.15        $3.21      $3.27       $3.33       $3.39
55                       3.17         3.24         3.32         3.40       3.48        3.56        3.63
60                       3.34         3.44         3.54         3.64       3.75        3.85        3.95
65                       3.57         3.70         3.83         3.97       4.11        4.26        4.39
70                       3.87         4.04         4.22         4.42       4.62        4.82        5.01
--------------------------------------------------------------------------------------------------------------------

*Adjusted Age as defined in Section 10.A.
--------------------------------------------------------------------------------
 The annual, semi-annual or quarterly installments under Option 2 shall be the monthly installment shown multiplied by 11.84, 5.96 or 2.99 respectively, and for Options 3 and 5 the monthly installment shown multiplied by 11.80, 5.95 or
 2.99 respectively.
--------------------------------------------------------------------------------
 Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

                            VARIABLE PAYMENT OPTIONS
                       BASED ON ASSUMED INVESTMENT RETURN

The amounts shown in these tables are the initial payment amounts based on a 5.0% Assumed Investment Return for each $1,000 of the proceeds.

-----------------------------------------------------------------------------------------------------------------------------------
                             Option 3 - V, Table II                                  Option 3 - V, Table III
-----------------------------------------------------------------------------------------------------------------------------------
                             Monthly Installment for Life                           Monthly Installment for Life
                             No Period Certain                                      10 Years Certain
-----------------------------------------------------------------------------------------------------------------------------------
     Age*              Male           Female            Unisex                Male               Female       Unisex
-----------------------------------------------------------------------------------------------------------------------------------
      50               $5.11          $4.81              $4.96                $5.07              $4.79         $4.94
      51                5.17           4.85               5.02                 5.13               4.83          4.99
      52                5.24           4.90               5.07                 5.19               4.88          5.04
      53                5.31           4.95               5.13                 5.25               4.93          5.10
      54                5.38           5.01               5.20                 5.32               4.98          5.16
      55                5.46           5.06               5.26                 5.39               5.04          5.22
      56                5.54           5.12               5.34                 5.47               5.09          5.28
      57                5.63           5.19               5.41                 5.54               5.16          5.36
      58                5.72           5.26               5.49                 5.63               5.22          5.43
      59                5.82           5.34               5.58                 5.72               5.29          5.51
      60                5.93           5.42               5.68                 5.81               5.37          5.60
      61                6.04           5.50               5.78                 5.91               5.44          5.69
      62                6.17           5.60               5.89                 6.02               5.53          5.78
      63                6.30           5.69               6.00                 6.13               5.62          5.88
      64                6.44           5.80               6.13                 6.25               5.71          5.99
      65                6.60           5.91               6.26                 6.37               5.82          6.10
      66                6.76           6.04               6.40                 6.50               5.92          6.22
      67                6.94           6.17               6.56                 6.63               6.04          6.35
      68                7.13           6.31               6.72                 6.77               6.16          6.48
      69                7.33           6.46               6.90                 6.92               6.29          6.62
      70                7.55           6.63               7.09                 7.07               6.43          6.76
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Option 5V, Table V

-----------------------------------------------------------------------------------------------------------------------------------
                                          Monthly Installment For Joint and Full Survivor
-----------------------------------------------------------------------------------------------------------------------------------
Age of                                                 Age of Female Annuitant*
Male             ------------------------------------------------------------------------------------------------------------------
Annuitant*         15 Years        12 Years           9 Years         6 Years         3 Years                          3 Years
                   Less than       Less Than          Less Than       Less Than       Less Than       Same As          More Than
                   Male            Male               Male            Male            Male            Male             Male
-----------------------------------------------------------------------------------------------------------------------------------
50                   $4.32          $4.36             $4.41           $4.46            $4.51           $4.57           $4.62
55                    4.42           4.47              4.53            4.60             4.67            4.75            4.83
60                    4.54           4.62              4.70            4.80             4.90            5.01            5.12
65                    4.71           4.82              4.94            5.07             5.22            5.37            5.53
70                    4.95           5.10              5.27            5.46             5.67            5.89            6.13
-----------------------------------------------------------------------------------------------------------------------------------
                                      Monthly Installment For Unisex Joint and Full Survivor
-----------------------------------------------------------------------------------------------------------------------------------
Age of                                                 Age of Joint Annuitant*
First            ------------------------------------------------------------------------------------------------------------------
Annuitant*         15 Years        12 Years           9 Years         6 Years         3 Years                          3 Years
                   Less than       Less Than          Less Than       Less Than       Less Than       Same As          More Than
                   First           First              First           First           First           First            First
-----------------------------------------------------------------------------------------------------------------------------------
50                   $4.40          $4.45             $4.50           $4.55            $4.61           $4.67           $4.72
55                    4.52           4.59              4.66            4.73             4.81            4.89            4.96
60                    4.69           4.78              4.87            4.97             5.08            5.19            5.29
65                    4.91           5.04              5.17            5.31             5.46            5.62            5.77
70                    5.22           5.40              5.59            5.79             6.02            6.24            6.47
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 *Adjusted Age as defined in Section 10.A.
--------------------------------------------------------------------------------
 The annual, semi-annual or quarterly installments shall be the monthly installment shown for Options 3-V and 5-V multiplied by 11.70, 5.93 or 2.99 respectively.
--------------------------------------------------------------------------------
 Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.
--------------------------------------------------------------------------------

                         SECTION 11 - GENERAL PROVISIONS

PARTICIPANT CERTIFICATES

We will issue a Certificate to each Participant.

MODIFICATION OF CONTRACT

No change in this Certificate or the Group Contract is valid unless made in writing by us and approved by one of our officers. No registered representative has authority to change or waive any provision of the Group Contract or this Certificate.

TAX QUALIFICATION

This Certificate is intended to qualify as an annuity contract for federal income tax purposes. The provisions of this Certificate are to be interpreted to maintain such qualification. To maintain such tax qualification, we reserve the right to amend this Certificate to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this Certificate to any applicable changes in the tax qualification requirements. We will send the Certificate Owner a copy in the event of any such amendment. If such an amendment is refused, it must be by giving us written notice, and refusal may result in adverse tax consequences.

NON-PARTICIPATING

The Group Contract and Group Certificates will not share in our surplus earnings.

AGE OR SEX CORRECTIONS

If the age or sex of the Annuitant has been misstated, the benefits will be those which the premiums paid would have purchased for the correct age and sex. If required by law to ignore differences in the sex of the Annuitant, the payment options will be determined using the unisex factors in Section 10.

Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. Any underpayment or overpayment, will include interest at 5% per year, from the date of the wrong payment to the date of the adjustment.

INCONTESTABILITY

This Certificate shall be incontestable from the Certificate Date.

EVIDENCE OF SURVIVAL

We have the right to require satisfactory evidence that a person was alive if a payment is based on that person being alive. No payment will be made until we receive the evidence.

SETTLEMENT

Any payment by us under this Certificate is payable at our Home Office.

RIGHTS OF CERTIFICATE OWNER

You may, while the Annuitant is living:

1.   Assign this Certificate.

2.   Surrender this Certificate to us.

3.   Amend or modify this, Certificate with our consent.

4.   Receive annuity payments or name a Payee to receive the payments.

5. Exercise, receive and enjoy every other right and benefit contained in this Certificate.

The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary; and of the spouse in a community or marital property state.

Unless we have been notified of a community or marital property interest in this Certificate, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry.

SUCCESSOR CERTIFICATE OWNER

A successor Certificate Owner can be named in any enrollment form, or in a notice you sign which gives us the facts that we need. The successor Certificate Owner will become the new Certificate Owner when you die, if you die before the Annuitant. If no successor Certificate Owner survives you and you die before the Annuitant, your estate will become the new Certificate Owner.

CHANGE OF OWNERSHIP

In the case of a non-tax qualified annuity, you can change the Certificate Owner of this Certificate from yourself to a new Certificate Owner, in a notice you sign which gives us the facts that we need. When this change takes effect, all rights of ownership in this Certificate will pass to the new Certificate Owner.

A change of Certificate Owner or successor Certificate Owner will not be effective until it is recorded in our records. After it has been so recorded, the change will take effect as of the date you signed the notice. However, if the Annuitant dies before the notice has been so recorded, it will not be effective as to those proceeds we have paid before the change was recorded in our records. We may require that the change be endorsed in the Certificate. Changing the Certificate Owner or naming a new successor Certificate Owner cancels any prior choice of successor Certificate Owner, but does not change the beneficiary or the Annuitant.

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is the date annuity payments begin. This date may not be later than the last day of the Certificate month starting after the Annuitant attains age 85, except as expressly allowed by us, but in no event later than the last day of the Certificate month following the month in which the Annuitant attains age 95. You may change the Annuity Commencement Date at any time before the Annuity Commencement Date by giving us 30 days' written notice.

                               SECTION 11 - CONT

ASSIGNMENT

(a) In the case of a non-tax qualified annuity, this Certificate may be assigned. The assignment must be in writing and filed with us.

(b) We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment.

(c) This Certificate may be applied for and issued to qualify as a tax-qualified annuity under certain sections of the Internal Revenue Code. This will be specified in the enrollment form, or information provided in lieu thereof. Ownership of this Certificate then is restricted so that it will comply with provisions of the Internal Revenue Code.

Assignment of this Certificate may result in adverse tax consequences.

BENEFICIARY

Death proceeds, when payable in accordance with Section 9, are payable to the designated beneficiary or beneficiaries. Such beneficiary(ies) must be named in the enrollment form, or information provided in lieu thereof, and may be changed without consent (unless irrevocably designated or required by law) by notifying us in writing on a form acceptable to us. The change will take effect upon the date signed, whether or not you are living when we receive it. The notice must have been postmarked (or show other evidence of delivery that is acceptable to us) on or before the date of death. The most recent change of beneficiary notice will replace any prior beneficiary designations. No change will apply to any payment we made before the written notice was received. If an irrevocable beneficiary dies, you may designate a new beneficiary.

You may direct that the beneficiary shall not have the right to withdraw, assign or commute any sum payable under an option. In the absence of such election or direction, the beneficiary may change the manner of payment or make an election of any option.

If any primary or contingent beneficiary dies before the Annuitant, that beneficiary's interest in this Certificate ends with that beneficiary's death. Only those beneficiaries living at the time of the Annuitant's death will be eligible to receive their share of the Death Proceeds. In the event no contingent beneficiaries have been named and all primary beneficiaries have died before the death proceeds become payable, the Certificate Owner(s) will become the beneficiary(ies) unless elected otherwise in accordance with Section 9. If both primary and contingent beneficiaries have been named, payment will be made to the named primary beneficiaries living at the time the death proceeds become payable. If there is more than one beneficiary and you failed to specify their interest, they will share equally. Payment will be made to the named contingent beneficiary(ies) only if all primary beneficiaries have died before the death proceeds become payable. If any primary beneficiary is alive at the time the death proceeds become payable, but dies before receiving their payment, their share will be paid to their estate.

In cases where the annuitant dies and the Certificate Owner (who is not the annuitant) elected to receive the death proceeds in accordance with Section 9, if the annuitant's estate has been named as beneficiary, then payment will be made to the Certificate Owner.

PROTECTION OF PROCEEDS

Unless you so direct by filing written notice with us, no beneficiary may assign any payments under this Certificate before the same are due. To the extent permitted by law, no payments under this Certificate will be subject to the claims of creditors of the Certificate Owner or any beneficiary.

DEFERMENT

We will pay any Partial Withdrawals or surrender proceeds from the Separate Accounts) within 7 days after we receive all requirements that we need. However, it may happen that the New York Stock Exchange is closed for trading (other than the usual weekend or holiday closings), or the Securities and Exchange Commission restricts trading or determines that an emergency exists. If so, it may not be practical for us to determine the investment experience of the Separate Account. In that case, we may defer transfers among the Subaccounts and to the Fixed Account, and determination or payment of Partial Withdrawals or surrender proceeds.

When permitted by law, we may defer paying any Partial Withdrawals or surrender proceeds from the Fixed Account for up to 6 months from the date we receive the request. If the Certificate Owner dies after the request is received, but before the request is processed, the request will be processed before the death proceeds are determined. Interest will be paid on any amount deferred for 30 days or more. This rate will be computed at the rate of interest currently paid on proceeds left under the Interest Payments Settlement Option.

REPORTS TO OWNER

We will give you an annual report at least once each Certificate Year. This report will show the number and value of the accumulation units held in each of the Subaccounts as well as the value of the Fixed Account. It will also give you the Death Benefit, Cash Value, and any other facts required by law or regulation.

                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]



SERVICE CHARGE WAIVER


This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate Data page.


The Service Charge provision in Section 4, Policy Value, is amended to include the following language:

     The Service Charge will not be deducted on a Certificate Anniversary or at the time of surrender if, at such time, either (1) the sum of all premium payments made less the sum of all withdrawals taken equals or exceeds $50,000 or (2) the Policy Value equals or exceeds $50,000.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                         Signed for us at our home office.


             /s/ Craig D. [ILLEGIBLE]        /s/ William L. Busler

                  SECRETARY                         PRESIDENT

                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]




GUARANTEED MINIMUM DEATH BENEFIT

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate page.

The Death Proceeds Prior to Annuity Commencement Date Provision in Section 9, Death Proceeds, is replaced with the following language:

     The amount of the death proceeds will be the greatest of (a), (b), or (c), where:

     (a) is the Policy Value on the date we receive due proof of death and an election of a method of settlement;

     (b) is the Cash Value on the date we receive due proof of death and an election of a method of settlement, and;

     (b) is the Guaranteed Minimum Death Benefit (GMDB), plus any additional premium payments received, less any Gross Partial Withdrawals from the date of death to the date of payment of death proceeds.

     If no payment option is selected by the date of death, the beneficiary may make such election within 60 days of the date we receive due proof of death. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity payment options described in Section 10. Interest on death proceeds will be paid as required by law.

     The Guaranteed Minimum Death Benefit is the Return of Premium Death Benefit. The GMDB is equal to the total premiums paid for the Certificate, less any Partial Withdrawals, as of the date of death.

     The Adjusted Partial Withdrawal is the total amount deducted from the GMDB as a result of a Partial Withdrawal as used in the GMDB provision. It is equal to the Gross Partial Withdrawal described in Section 5, multiplied by an Adjustment Factor. The Adjustment Factor is equal to the amount of the death proceeds prior to the Partial Withdrawal divided by the Policy Value prior to the Partial Withdrawal.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.


             /s/ Craig D. [ILLEGIBLE]          /s/ William L. Busler

                    SECRETARY                          PRESIDENT

                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]




GUARANTEED MINIMUM DEATH BENEFIT

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate page.

The Death Proceeds Prior to Annuity Commencement Date Provision in Section 9, Death Proceeds, is replaced with the following language

     The amount of the death proceeds will be the greatest of (a), (b), or (c), where

     (a) is the Policy Value on the date we receive due proof of death and an election of a method of settlement;

     (b) is the Cash Value on the date we receive due proof of death and an election of a method of settlement, and;

     (c) is the Guaranteed Minimum Death Benefit (GMDB), plus any additional premium payments received, less any Gross Partial Withdrawals from the date of death to the date of payment of death proceeds.

     If no payment option is selected by the date of death, the beneficiary may make such election within 60 days of the date we receive due proof of death. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity payment options described in Section 10. Interest on death proceeds will be paid as required by law.

     The Guaranteed Minimum Death Benefit is the Step-Up Death Benefit. The GMDB is equal to the largest Policy Value on the Certificate Date or on any Certificate Anniversary prior to the earlier of the date of death or the Certificate Owner's 81st birthday, plus any Premium Payments made since then, minus any Adjusted Partial withdrawals made since then.

     If the Certificate Owner is a nonnatural person, or if the Certificate Owner has elected to have the death proceeds paid upon the death of the annuitant, the Guaranteed Minimum Death Benefit will be based upon the annuitant's age.

     The Adjusted Partial Withdrawal is the total amount deducted from the GMDB as a result of a Partial Withdrawal as used in the GMDB provision. It is equal to the Gross Partial Withdrawal described in Section 5, multiplied by an Adjustment Factor. The Adjustment Factor is equal to the amount of the death proceeds prior to the Partial Withdrawal divided by the Policy Value prior to the Partial Withdrawal.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                        Signed for us at our home office.


             /s/ Craig D. [ILLEGIBLE]          /s/ William L. Busler

                    SECRETARY                          PRESIDENT

                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]






GUARANTEED MINIMUM DEATH BENEFIT

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate page.

The Death Proceeds Prior to Annuity Commencement Date Provision in Section 9, Death Proceeds, is replaced with the following language

     The amount of the death proceeds will be the greatest of (a), (b), or (c), where

     (a) is the Policy Value on the date we receive due proof of death and an election of a method of settlement;

     (b) is the Cash Value on the date we receive due proof of death and an election of a method of settlement, and;

     (d) is the Guaranteed Minimum Death Benefit (GMDB), plus any additional premium payments received, less any Gross Partial Withdrawals from the date of death to the date of payment of death proceeds.

     If no payment option is selected by the date of death, the beneficiary may make such election within 60 days of the date we receive due proof of death. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity payment options described in Section 10. Interest on death proceeds will be paid as required by law.

     The Guaranteed Minimum Death Benefit is the 5% Annually Compounding Death Benefit. The GMDB is equal to the total premiums paid for the Certificate, less any Adjusted Partial Withdrawals, accumulated at 5% interest per annum from the payment or withdrawal date to the earlier of the date of death or the Certificate Owner's 81st birthday.

     If the Certificate Owner is a nonnatural person, or if the Certificate Owner has elected to have the death proceeds paid upon the death of the annuitant, the Guaranteed Minimum Death Benefit will be based upon the annuitant's age.

     The Adjusted Partial Withdrawal is the total amount deducted from the GMDB as a result of a Partial Withdrawal as used in the GMDB provision. It is equal to the Gross Partial Withdrawal described in Section 5, multiplied by an Adjustment Factor. The Adjustment Factor is equal to the amount of the death proceeds prior to the Partial Withdrawal divided by the Policy Value prior to the Partial Withdrawal.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.


                        Signed for us at our home office.


             /s/ Craig D. [ILLEGIBLE]        /s/ William L. Busler

                    SECRETARY                      PRESIDENT

                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]






LUMP SUM PARTIAL WITHDRAWAL OPTION

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate Data page.

The Partial Withdrawals provision in Section 5, Cash Value and Partial Withdrawals, is amended to include the following language

     Beginning in the 2nd Certificate Year amounts ($500 minimum) up to 10% of the Cumulative Premium Payments immediately prior to the Partial Withdrawal are available as a Lump Sum distribution once per Certificate Year with no Surrender Charges and no Excess Interest Adjustment.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                         Signed for us at our home office.


             /s/ Craig D. [ILLEGIBLE]        /s/ William L. Busler

                  SECRETARY                         PRESIDENT

                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]

SYSTEMATIC PAYOUT OPTION

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate Data page.



The Partial Withdrawals provision in Section 5, Cash Value and Partial Withdrawals, is amended to include the following language:


     Beginning in the 1st Certificate Year, a Systematic Payout Option (SPO) is available on a monthly, quarterly, semi-annual or annual basis. At the time a SPO payout is made, such payout must be at least $50 and may not exceed 10% of the cumulative premium payments immediately prior to the Partial Withdrawal, divided by the number of payouts made per year (e.g. 12 for monthly). No Surrender Charges or Excess Interest Adjustment will apply to the SPO payout. Monthly and quarterly payouts must be sent through electronic funds transfer directly to a checking or savings account The Certificate Owner may start or stop SPO payouts at any time; however, 30 days written notice is required to stop SPO payouts. Once stopped, the Certificate Owner must wait until the first day of the next Certificate Year to begin a new SPO.

     Once the Certificate Owner has elected a SPO, the Certificate Owner must wait a minimum time before the first SPO payment: one month for a monthly SPO, three months for quarterly, six months for semi-annual, or twelve months for annual.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.


              /s/ Craig D. Vermie       /s/ William L. Busler

                  SECRETARY                  PRESIDENT

[LOGO OF PFL LIFE]

PFL Life Insurance Company

     A Stock Company
     Home Office located at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499
     (Hereafter called the Company, we, our or us)    (3191 398-8511

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides your variable annuity with a Minimum Annuitization Value which can only be used with the Annuity Factors shown in Schedule I of this rider. This Minimum Annuitization value is guaranteed by us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of your Certificate as of the Rider Date. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the Certificate that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of Your annuity Subaccounts, but will never be less than the initial payment.

Certificate Number.      300054EVA

Rider Date:             02/22/2000     Last Date To Upgrade:          02/22/2019

Annual Growth Rate:           6.00%    Guaranteed -Minimum
Rider Fee Percentage:         0.30%     Income Benefit
Rider Fee Waiver                       First Date to Elect Benefit    02/22/2010
Threshold:                     200%    Last Date to Elect Benefit:    02/22/2029

Mortality and Expense Risk Fee and Administrative Charge
 after the Election Date:                                                 2.50%

  Rider Date                 Age           Minimum              Guaranteed
                                         Annuitization            Minimum
                                           Values*            Monthly Payment**
--------------              ----        ---------------      ------------------
  02/ 22/ 2000               65         $ 26,250.00                 N/A

Election
Date
02/ 22/ 2010                 75         $ 47,009.75                $  288.17
02/ 22/ 2011                 76         $ 49,830.34                $  314.93
02/ 22/ 2012                 77         $ 52,820.16                $  344.39
02/ 22/ 2013                 78         $ 55,989.37                $  376.25
02/ 22/ 2014                 79         $ 59,348.73                $  410.69
02/ 22/ 2015                 80         $ 62,909.65                $  448.55
02/ 22/ 2016                 81         $ 66,684.23                $  489.46
02/ 22/ 2017                 82         $ 70,685.29                $  532.97
02/ 22/ 2018                 83         $ 74,926.40                $  579.93
02/ 22/ 2019                 84         $ 79,421.99                $  629.82

*Assumes no further payments, no premium tax, and no withdrawals. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

** Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments.

DEFINITIONS

The following definitions used in this Rider are for reference only.

Annuitant

The Annuitant is designated on the Certificate Data Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

Annuity Factor

A factor for the applicable Annuitant age, sex and Rider Payment Option is shown in Schedule I or Schedule II of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Annuitization Value will be used to determine the applicable annuity payments. For Annuitants age 85 or older at the time of annuitization, the age 85 Annuity Factor will be used for
Schedule I. Factors not shown are available from us upon request. Schedule I and
Schedule II are based on the " 1983 Table a" mortality table, improved to the year 2000 with projection scale G.

Election Date

A date that You elect to begin Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Certificate Anniversary. The first and last dates to elect a Rider Payment Option are shown on page one of this rider.

Minimum Annuitization Value

The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

Rider Date

The date that this rider is added to the Certificate. This date may only be the issue date of the Certificate or a Certificate Anniversary date. this is also the Certificate Anniversary that You most recently elected to upgrade the Minimum Annuitization Value, if applicable.

Supportable Payment

The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is made.

GUARANTEED MINIMUM INCOME BENEFIT

On the Election Date, You may use the Minimum Annuitization Value and the applicable Annuity Factor to provide variable payments to the Annuitant. The first variable payment is determined by multiplying each $1,000 of Minimum Annuitization Value by the Annuity Factor on Schedule I. Each subsequent payment will be calculated as described in the Certificate, using a 5% Assumed Investment Return.

For subsequent payments, an annual Mortality and Expense Risk Fee and Administrative Charge (which includes an investment risk fee) will be charged. This fee may be different than the Mortality and Expense Risk Fee and Administrative Charge in effect prior to the Election Date. It may also be different than the Mortality and Expense Risk Fee and Administrative Charge for the settlement options shown in the Certificate.

The subsequent payments may fluctuate in accordance with the investment performance of Your annuity Subaccounts. However, such payments will never be less than the initial payment.

MINIMUM ANNUITIZATION VALUE

The Minimum Annuitization Value is used to determine Your Guaranteed Minimum Income Benefit payments. On the Rider Date, the Minimum Annuitization Value is the value of Your Certificate. thereafter, based upon the effective Annual Growth Rate (shown on page one of this rider), it will be the value of Your Certificate on the Rider Date, plus any additional payments made after the Rider Date, minus policy withdrawals (adjusted as described below), minus any premium taxes.

Withdrawals

In any Certificate Year, the Minimum Annuitization Value will only be reduced by the actual amount of a withdrawal as long as the withdrawal does not exceed a maximum annual free amount. Withdrawals-in excess of the maximum annual free amount will reduce the Minimum Annuitization Value by an amount equal to (A) divided by (B) multiplied by (C) where:

     (A) is the amount of the excess withdrawal;

     (B) is the value of Your Certificate after the current Certificate Year maximum annual free amount has been withdrawn, but prior to the withdrawal of the excess portion; and

     (C) is the Minimum Annuitization Value after the current Certificate Year maximum annual free amount has been withdrawn, but prior to withdrawal of the excess portion.

For each Certificate Year, the maximum annual free amount is equal to the Minimum Annuitization Value, as of the beginning of the Certificate Year, multiplied by the effective Annual Growth Rate as shown on page one of this rider. Withdrawals during a Certificate Year will reduce the available maximum annual free amount by the amount of the withdrawal.

RIDER FEE

We will deduct a fee from the value of the Certificate on each Certificate Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Annuitization Value at the time the fee is .deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each Subaccount in proportion to the amount of value of the Certificate in each Subaccount. This fee will not be deducted after the Election Date or if the Certificate terminates due to the death of the Certificate Owner.

WAIVER OF RIDER FEE

If the value of the Certificate, on a particular Certificate Anniversary, exceeds an amount equal to the Rider Fee Waiver Threshold (shown on page one of this rider) multiplied by the Minimum Annuitization Value, the Rider Fee will be waived for that Certificate Anniversary.

MINIMUM ANNUITIZATION VALUE UPGRADE

The Certificate Owner may elect, in writing, to upgrade the Minimum Annuitization Value to the value of the Certificate on a Certificate Anniversary. This may be done within 30 days immediately following any Certificate Anniversary, and prior to the Last Date to Upgrade shown on page one of this rider.

If an upgrade is elected, this rider will terminate and a new rider will be issued with a new Rider Date, Election Date and its own guaranteed benefits. The new annual Rider Fee Percentage may be different than this rider's, but it will never be greater than 0.50%.

RIDER PAYMENT OPTIONS

The Minimum Annuitization Value and applicable Annuity Factors from Schedule I may be applied to the following payment options:

     Life Income - An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

     Joint and Full Survivor - An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

GUARANTEED MINIMUM PAYMENT

On the Election Date, the owner will receive guaranteed minimum payments. The annual Mortality and Expense Risk Fee and Administration Charge for these payments is shown on page one of this rider. The percentage shown on page one also includes a fee to cover investment risk associated with guaranteeing a minimum payment.

The first payment is based on the Annuity Factors in Schedule I. We guarantee that each subsequent payment will be equal to or greater than your initial payment.

During the first Certificate Year following annuitization, each payment will be stabilized to equal the initial payment. On each Certificate Anniversary following annuitization, the stabilized payment will be increased or decreased (but never below the initial payment) and held level for that Certificate Year. On each Certificate Anniversary following annuitization, the stabilized payment will equal the greater of the initial payment or the Supportable Payment at that time.

If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

Purchase/Redemption of Annuity Units:

     The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized payment, times the attained age nearest birthday Annuity Factors shown in Schedule II, divided by $1,000. These factors will reflect the remaining certain period, if any, but will be calculated on the same basis as the Schedule II factors.

The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

ASSIGNMENT

Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the Certificate.

TERMINATION

This rider will be terminated upon the earliest of:

a.   the Election Date;

b. 30 days after the Last Date to Elect Benefit shown on the first page of this rider.

c.   the date the Certificate terminates;

d. the date you elect to apply the value of the Certificate to annuitize the Certificate; and

e.   the date you elect to upgrade your Minimum Annuitization Value.

This rider cannot be terminated prior to the earliest of the above dates.

                        Signed for us at our home office.

        /s/ [ILLEGIBLE]                        /s/ [ILLEGIBLE]

          SECRETARY                               PRESIDENT

                          SCHEDULE I - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and assume a 3% Assumed Investment Return.

------------------------------------------------------------------------------------------------------------------------------------

                             Monthly Annuity Factor for                             Monthly Annuity Factor For
                             Life With No Period Certain                            Life  With 10 Years
                                                                                    Certain

------------------------------------------------------------------------------------------------------------------------------------

              Age*           Male            Female              Unisex              Male                  Female         Unisex
------------------------------------------------------------------------------------------------------------------------------------

               50            $3.87           $3.55               $3.71               $3.84                 $3.54          $3.70
               51             3.93            3.60                3.77                3.90                  3.59           3.75
               52             4.00            3.65                3.83                3.97                  3.64           3.81
               53             4.07            3.71                3.90                4.04                  3.70           3.87
               54             4.15            3.77                3.97                4.11                  3.75           3.94
               55             4.23            3.83                4.04                4.19                  3.82           4.01
               56             4.32            3.90                4.11                4.27                  3.88           4.08
               57             4.41            3.97                4.19                4.35                  3.95           4.15
               58             4.50            4.05                4.28                4.44                  4.02           4.24
               59             4.61            4.13                4.37                4.53                  4.10           4.32
               60             4.72            4.21                4.47                4.63                  4.18           4.41
               61             4.84            4.30                4.57                4.74                  4.26           4.51
               62             4.96            4.40                4.68                4.85                  4.35           4.61
               63             5.10            4.50                4.80                4.97                  4.45           4.71
               64             5.24            4.61                4.93                5.09                  4.55           4.83
               65             5.40            4.73                5.06                5.22                  4.66           4.95
               66             5.56            4.85                5.21                5.36                  4.77           5.07
               67             5.74            4.99                5.36                5.50                  4.89           5.20
               68             5.93            5.13                5.53                5.65                  5.02           5.34
               69             6.13            5.29                5.71                5.80                  5.15           5.49
               70             6.34            5.45                5.90                5.96                  5.30           5.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                         Monthly Annuity Factor For Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------

Age of                                                          Age of Female Annuitant*
Male
Annuitant*
------------------------------------------------------------------------------------------------------------------------------------

                 15 Years        12 Years           9 Years         6 Years         3 Years                             3 Years
                 Less than       Less Than          Less Than       Less Than       Less Than           Same As         More Than
                 Male            Male               Male            Male            Male                Male            Male
------------------------------------------------------------------------------------------------------------------------------------

50               $2.99           $3.05              $3.11           $3.18           $3.25               $3.32           $3.39
55                3.11            3.19               3.27            3.35            3.44                3.53            3.63
60                3.27            3.37               3.47            3.58            3.70                3.82            3.95
65                3.47            3.60               3.74            3.89            4.05                4.22            4.39
70                3.74            3.91               4.10            4.31            4.53                4.77            5.02
------------------------------------------------------------------------------------------------------------------------------------

                           Monthly Annuity Factor For Joint and Full Survivor with 10 Year Period Certain
------------------------------------------------------------------------------------------------------------------------------------

Age of                                                           Age of Female Annuitant*
Male
Annuitant*
------------------------------------------------------------------------------------------------------------------------------------

                 15 Years        12 Years           9 Years         6 Years         3 Years                             3 Years
                 Less than       Less Than          Less Than       Less Than       Less Than           Same As         More Than
                 Male            Male               Male            Male            Male                Male            Male
------------------------------------------------------------------------------------------------------------------------------------
50               $2.99           $3.05              $3.11           $3.18            $3.24              $3.31          $3.38
55                3.11            3.19               3.27            3.35             3.44               3.53           3.63
60                3.27            3.37               3.47            3.58             3.70               3.82           3.95
65                3.47            3.60               3.74            3.89             4.05               4.22           4.39
70                3.74            3.91               4.10            4.30             4.52               4.76           4.99
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
*Age nearest birthday
--------------------------------------------------------------------------------
The annual, semi-annual or quarterly Annuity Factor shall be the monthly Annuity Factor shown multiplied by 11.80, 5.95 or 2.99 respectively.
--------------------------------------------------------------------------------
Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.
--------------------------------------------------------------------------------

                          SCHEDULE II - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and assume a 5% Assumed Investment Return.

------------------------------------------------------------------------------------------------------------------------------------
                      Monthly Annuity Factor for                              Monthly Annuity Factor For
                     Life With No Period Certain                              Life  With 10 Years
                                                                              Certain
------------------------------------------------------------------------------------------------------------------------------------
             Age*         Male         Female        Unisex                  Male            Female         Unisex
------------------------------------------------------------------------------------------------------------------------------------
             50           $5.14        $4.83          $4.99                  $5.09            $4.80         $4.95
             51            5.20         4.87           5.04                   5.15             4.85          5.00
             52            5.27         4.92           5.10                   5.21             4.89          5.05
             53            5.34         4.98           5.16                   5.27             4.94          5.11
             54            5.41         5.03           5.22                   5.34             4.99          5.17
             55            5.49         5.09           5.29                   5.41             5.05          5.23
             56            5.57         5.15           5.36                   5.48             5.11          5.30
             57            5.66         5.22           5.44                   5.56             5.17          5.37
             58            5.75         5.29           5.52                   5.65             5.24          5.45
             59            5.85         5.37           5.61                   5.74             5.31          5.53
             60            5.96         5.45           5.71                   5.83             5.38          5.61
             61            6.08         5.53           5.81                   5.93             5.46          5.70
             62            6.20         5.63           5.92                   6.04             5.55          5.80
             63            6.34         5.73           6.04                   6.15             5.64          5.90
             64            6.48         5.83           6.16                   6.27             5.73          6.01
             65            6.64         5.95           6.30                   6.39             5.84          6.12
             66            6.81         6.07           6.44                   6.52             5.94          6.24
             67            6.99         6.21           6.60                   6.66             6.06          6.37
             68            7.18         6.35           6.77                   6.80             6.18          6.50
             69            7.39         6.51           6.95                   6.94             6.31          6.64
             70            7.61         6.68           7.14                   7.09             6.45          6.78
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           Monthly Annuity Factor For Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------
Age of
Male
Annuitant*                                                              Age of Female Annuitant*
------------------------------------------------------------------------------------------------------------------------------------
                   15 Years          12 Years           9 Years         6 Years           3 Years                       3 Years
                   Less than         Less Than          Less Than       Less Than         Less Than       Same As       More Than
                   Male              Male               Male            Male              Male            Male          Male
------------------------------------------------------------------------------------------------------------------------------------
50                 $4.34            $4.38               $4.43           $4.48             $4.53           $4.59         $4.65
55                  4.43             4.49                4.55            4.62              4.77            4.85          4.85
60                  4.56             4.64                4.73            4.82              4.92            5.03          5.15
65                  4.74             4.84                4.96            5.10              5.24            5.40          5.56
70                  4.98             5.13                5.30            5.49              5.70            5.93          6.17
------------------------------------------------------------------------------------------------------------------------------------

                     Monthly Annuity Factor For Joint and Full Survivor with 10 Year Period Certain
------------------------------------------------------------------------------------------------------------------------------------
Age of
Male
Annuitant*                                                              Age of Female Annuitant*
------------------------------------------------------------------------------------------------------------------------------------
                   15 Years          12 Years           9 Years         6 Years           3 Years                       3 Years
                   Less than         Less Than          Less Than       Less Than         Less Than     Same As         More Than
                   Male              Male               Male            Male              Male          Male            Male
------------------------------------------------------------------------------------------------------------------------------------
50                 $4.34             $4.38              $4.43           $4.48             $4.53         $4.59           $4.65
55                  4.43              4.49               4.55            4.62              4.70          4.77            4.85
60                  4.56              4.64               4.72            4.82              4.92          5.03            5.14
65                  4.73              4.84               4.96            5.09              5.24          5.39            5.55
70                  4.97              5.12               5.29            5.48              5.69          5.91            6.14
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*Age nearest birthday
--------------------------------------------------------------------------------
The annual, semi-annual or quarterly Annuity Factor shall be the monthly Annuity Factor shown multiplied by 11.70, 5.93 or 2.99 respectively.
--------------------------------------------------------------------------------
Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.
--------------------------------------------------------------------------------

                           PFL Life Insurance Company
    Home Office located at: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499

                               [LOGO OF PF LIFE]

               Group Flexible Premium Variable Annuity Certificate
                   Income Payable At Annuity Commencement Date
           Benefits Based On The Performance Of The Separate Account
           Are Variable And Are Not Guaranteed As To Dollar Amount
                           (See Sections 6 and 10C.)

                                Non-Participating

                                      INDEX

                                     Page                              Page

Accumulation Units.........            7     Guaranteed Period....       8
Adjusted Age (Settlement
 Options)..................           11     Incontestability.....      14
Age or Sex Corrections.....           14     Modification of
                                             Contract.............      14
Annuity Commencement Date..           14     Nonparticipation.....      14
Annuity Payments...........  11,11(A),11(B)  Nursing Care and
                                             Terminal' Condition
Assignment.................           15     Withdrawal Option....       5(B)
Beneficiary................           15     Partial Withdrawals..       5(A)
Cash Value.................            5     Payee................      11(A)
Certificate Data Page......            3     Payment of Premiums..       4
Death Proceeds.............       10, 11     Payment Option
Definitions................            2      Tables..............  12, 13
Dollar Cost Averaging......            9     Policy Value.........       5
Excess Interest                              Proof of Age.........      11(A)
  Adjustment...............            5     Protection of
Evidence of Survival.......           14     Proceeds.............      15
Fixed Account..............            8     Right to Cancel......       1
Guaranteed Return of Fixed                   Separate Account.....    6, 7
 Account...................                  Service Charge.......       5
 Premium Payments..........            6     Settlement...........      14
                                             Surrender Charges....       6
                                             Transfers............       8
                                             Unemployment Waiver..       5(B)